Exhibit 99.1

J.P. Morgan Chase & Co. 270 Park Avenue, New York, NY 10017-2070 NYSE symbol: JPM www.jpmorganchase.com

News release: IMMEDIATE RELEASE

JPMORGAN CHASE REPORTS 2003 FIRST QUARTER RESULTS

New York, April 16, 2003 – J.P. Morgan Chase & Co. (NYSE: JPM) today reported net income of $1.4 billion, or $0.69 per share, in the first quarter of 2003, compared with net income of $982 million, or $0.48 per share, in the first quarter of 2002 and a net loss of $387 million, or ($0.20) per share, in the fourth quarter of 2002. The return on average common equity was 13%.

In 2002, reported results were lower than results on an operating basis, which excluded merger and restructuring costs incurred in each quarter and, in the fourth quarter of 2002, separately disclosed litigation-related charges. On this basis, operating earnings were $1.15 billion, or $0.57 per share, in the first quarter of 2002 and $730 million, or $0.36 per share, in the fourth quarter of 2002.

“We are encouraged by first quarter results. Sharp revenue growth in the Investment Bank and Chase Financial Services, combined with meaningful improvement in credit quality and the benefits of our expense initiatives, produced stronger earnings,” said William B. Harrison, Jr., Chairman and Chief Executive Officer. “While we continue to be cautious in our outlook for the remainder of the year, we remain committed to serving our clients, controlling our expenses and managing our risks.”

Highlights for the first quarter of 2003:

•	The Investment Bank had strong fixed income results, improved performance in equities and lower credit costs, generating operating income 22% higher than last year’s first quarter and a return on equity of 20%.

•	The Investment Bank achieved, for the first time, top three league table status concurrently in Global Announced M&A, Global Long-Term Debt and Global Equity & Equity Related underwriting.

•	Commercial credit costs, nonperforming assets and criticized exposures declined meaningfully from the fourth quarter of 2002.

•	Chase Financial Services reported earnings 39% above the first quarter of 2002 and a return on equity of 28% driven by continued strength in the national consumer credit businesses, especially Chase Home Finance, which posted record revenues and earnings.

Investor Contact:	Ann Borowiec (212) 270-7318	Media Contact:	Joe Evangelisti (212) 270-7438

J.P. Morgan Chase & Co.
News Release

Investment Bank

Operating earnings were $932 million in the first quarter, up 22% from the first quarter of 2002 and 158% from the fourth quarter. Operating revenues of $4.01 billion were 11% higher than the first quarter and 21% better than the fourth quarter of 2002. Return on common equity was 20% for the quarter, compared with 16% in the first quarter and 8% in the fourth quarter of 2002.

•	Investment banking fees of $621 million were 16% lower than the first quarter of 2002. Strength in high grade and high yield underwriting was more than offset by continued weakness in advisory, equity underwriting and loan syndication markets. Advisory fees were down 18% from the first quarter of 2002 and reflected industry-wide weakness in M&A activity. Underwriting revenues and other fees were down 15% from the first quarter of 2002. The firm improved to #3 in Global Announced M&A, with a 19% market share, improved to #3 in Global Equity & Equity Related underwriting, and maintained its #1 ranking in Global Loan Syndications.[1] In addition, the firm maintained its #2 ranking in U.S. Investment Grade Bonds and #3 ranking in Global Long-Term Debt.[2]

•	Capital markets and lending revenues for the quarter were $3.39 billion, up 18% from the first quarter of 2002. On a total return basis (which represents total revenues plus the unrealized gains or losses on third party or internally transfer-priced assets and liabilities in fixed income and treasury activities), revenues of $3.28 billion were up 13% from the first quarter of 2002. The increase reflected strong results in fixed income, primarily in North America and Europe credit markets, and in Europe rate markets. Global Treasury had record total return revenues of $536 million, up 14% from the first quarter of 2002. Despite difficult market conditions revenues in Equity Capital Markets were comparable to the first quarter of 2002.

•	Credit costs were $246 million, down from $282 million in the first quarter of 2002.

•	Operating expenses of $2.26 billion increased 8% from the first quarter of 2002 driven by higher incentives resulting from increased revenues. Non-compensation expenses (excluding severance and related costs) declined 8% from the same period. Total severance and related charges were $104 million, compared to $47 million in the first quarter of 2002 and $338 million in the fourth quarter of 2002. The overhead ratio was 56% compared to 58% in the first quarter of 2002.

Chase Financial Services

Operating earnings were $704 million for the first quarter, an increase of 39% from the first quarter of 2002 and 42% from the fourth quarter of 2002. Return on common equity was 28% for the first quarter compared to 20% in the first quarter of 2002 and 19% in the fourth quarter of 2002.

•	Operating revenues of $3.74 billion for the quarter were up 21% from the first quarter of 2002 reflecting higher production volumes across all national consumer credit businesses. Home Finance generated record revenues for the quarter, up 116% from the first quarter of 2002, due to record mortgage originations and, to a lesser extent, gains on the hedging of mortgage servicing rights. Auto Finance also generated record revenues in the first quarter, up 17% from the first quarter of 2002, driven by higher originations and improved margins. Cardmember Services revenues were up 9% from the prior year primarily reflecting growth in average outstandings; over one million new accounts were originated during the first quarter. Regional Banking and Middle Market average deposits grew 5% and 23%, respectively, from the first quarter of 2002. Regional Banking reported lower revenue as lower interest rates resulted in lower spreads.

1	Derived from Thomson Financial Securities Data

2	Derived from Thomson Financial Securities Data

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J.P. Morgan Chase & Co.
News Release

•	Operating expenses of $1.75 billion for the quarter were up 13% from the first quarter of 2002 reflecting higher business volumes, higher incentives due to better financial performance and increased marketing costs. Savings generated by Six Sigma productivity programs continued to partially offset the growth in expenses.

•	Credit costs of $878 million were 21% higher than the first quarter of 2002. Charge-offs increased 10%, driven by a 15% increase in average managed loans from the first quarter of 2002. Credit costs for the first quarter of 2002 included a release of reserves primarily related to the run-off of an installment loan portfolio in Regional Banking. Delinquency rates in the consumer loan portfolios have decreased compared to the fourth quarter 2002.

Treasury & Securities Services

Operating earnings were $147 million, up 3% from the first quarter of 2002 and 8% from the fourth quarter of 2002. Return on common equity for the quarter was 19%, comparable to the first quarter of 2002 and up slightly from the fourth quarter of 2002.

•	Operating revenues for the first quarter were $966 million, virtually unchanged from the first quarter of 2002. Treasury Services revenues increased 8% from the first quarter of 2002 due to growth in product revenues, notably in commercial card and prepaid debit card, and higher balance deficiency fees, which offset declines in the value of non-interest bearing balances resulting from low interest rates. Institutional Trust Services revenues increased 1% from the prior year as general business growth was offset by declines in ADR activity and in selected debt product lines. Investor Services revenues declined 10% from the prior year as the business continues to be adversely affected by difficult market conditions resulting in reduced deposit balances, custody fees, foreign exchange revenue and securities lending activity.

•	Operating expenses were down 1% from the first quarter of 2002, reflecting continued cost containment measures that included Six Sigma and other productivity and quality initiatives and selected reductions in staff, particularly in Investor Services.

Investment Management & Private Banking

Operating earnings were $64 million in the first quarter, down 50% from the first quarter of 2002, but up 49% from the fourth quarter. The pre-tax margin in the first quarter of 2003 was 11%, compared with 22% in the first quarter of 2002 and 4% for the fourth quarter of 2002. Return on common equity was 4% compared with 8% in first quarter of 2002 and 3% in the fourth quarter of 2002. Return on tangible common equity was 14% compared with 27% in the first quarter of 2002 and 9% in the fourth quarter of 2002.

•	Operating revenues of $652 million were 16% below the same period last year and 2% lower than the fourth quarter of 2002. Lower global equity valuations (the S&P 500 index was down 26% year-on-year and down 4% from the fourth quarter) and lower investor activity negatively affected revenues. Revenues for the quarter included the gain on the sale of a Brazilian investment management subsidiary, offset by non-operating charges incurred at American Century.

•	Operating expenses of $574 million were 2% lower than the first quarter of 2002 and 8% below the fourth quarter of 2002.

•	Total assets under supervision were $622 billion at March 31, 2003, a decrease of 15% from the first quarter of 2002 and 3% lower than the fourth quarter of 2002. Assets under management decreased from both the first quarter of 2002 and the fourth quarter of 2002 reflecting market depreciation and institutional outflows. Not reflected in assets under management is the firm’s 45% interest in American Century, which had assets under management of $71 billion as of the first quarter 2003.

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J.P. Morgan Chase & Co.
News Release

JPMorgan Partners

JPMorgan Partners generated an operating loss of $224 million for the quarter compared to operating losses of $252 million in the first quarter of 2002 and $101 million in the fourth quarter of 2002.

•	Total net private equity gains were negative $230 million, compared to negative $255 million in the first quarter of 2002. Private equity market conditions remain muted with limited exit opportunities. During the quarter, JPMP’s direct private equity investments recorded net losses of $136 million compared to net losses of $236 million in the first quarter of 2002. JPMP’s direct private equity results included $46 million in net realized cash gains, which were more than offset by negative valuation adjustments of $176 million taken on direct private investment positions, and mark-to-market losses of $6 million recorded on direct public investments. Limited partner interests in third-party private equity funds resulted in net losses of $94 million compared to net losses of $19 million in the first quarter of 2002.

Expenses

Operating expenses were $5.54 billion, up 9% from the first quarter of 2002. The increase was primarily driven by higher compensation expenses, resulting from higher revenue-related incentive accruals and increased costs related to stock-based compensation and pension expenses. Severance and related costs in the first quarter of 2003 were $171 million and included real estate related write-offs of $78 million. Non-compensation related expenses, excluding the real estate related write-offs, were flat compared to the first quarter of 2002, despite higher occupancy-related costs, including real estate taxes in New York, extra safety measures and higher insurance premiums.

Credit

•	Credit costs were $1.20 billion in the first quarter compared to $1.07 billion in the first quarter of 2002 and $1.35 billion in the fourth quarter of 2002. In the first quarter of 2003, commercial and consumer net charge-offs totaled $1.13 billion, and $73 million was added to the allowance for lending-related commitments.

•	Total Nonperforming Assets were $4.39 billion at March 31, 2003, down 8% from the fourth quarter of 2002 but up slightly from the first quarter of 2002. Nonperforming assets were $4.78 billion as of December 31, 2002 and $4.31 billion at March 31, 2002. Criticized exposures (including loans, derivative receivables and unfunded commitments) declined $2 billion, or 12%, since December 31, 2002.

•	Commercial loan net charge-offs in the first quarter of 2003 were $292 million, compared to $434 million in the fourth quarter and $320 million in the first quarter of 2002. The charge-off ratio for commercial loans was 1.32% during the first quarter of 2003, compared to 1.88% in the fourth quarter and 1.27% for the first quarter of 2002.

•	Consumer loan net charge-offs on a managed basis were $835 million, up from $832 million in the fourth quarter of 2002 and $754 million in the first quarter of 2002. The increase from the first quarter of 2002 was due primarily to higher loan balances. On a managed basis, the credit card net charge-off ratio was 5.95% for the first quarter of 2003, compared to 5.70% for the fourth quarter and 5.87% for the first quarter of 2002.

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J.P. Morgan Chase & Co.
News Release

Total assets and capital

•	Total assets as of March 31, 2003 were $755 billion, compared with $759 billion as of December 31, 2002 and $713 billion as of March 31, 2002. Commercial loans were down 3%, or $3.1 billion, from year-end and decreased 13%, or $13.3 billion, from March 31, 2002. Managed consumer loans increased 3% from year-end and 18% from March 31, 2002. The Tier 1 capital ratio was 8.4% at March 31, 2003, compared to 8.2% at December 31, 2002 and 8.6% at March 31, 2002.

Other financial information (on a pre-tax basis)

•	There were no Special Items in the first quarter of 2003. The fourth quarter of 2002 included a $400 million charge in connection with the Enron surety litigation settlement, the establishment of litigation reserves of $900 million, and $393 million in merger and restructuring costs. Special items in the first quarter of 2002 included $255 million in merger and restructuring costs.

J.P. Morgan Chase & Co. is a leading global financial services firm with assets of $755 billion and operations in more than 50 countries. The firm is a leader in investment banking, asset management, private banking, private equity, custody and transaction services and in retail and middle market financial services. A component of the Dow Jones Industrial Average, JPMorgan Chase is headquartered in New York and serves more than 30 million consumer customers and the world’s most prominent corporate, institutional and government clients. Information about JPMorgan Chase is available on the internet at www.jpmorganchase.com.

JPMorgan Chase will hold a conference call for the investment community on Wednesday, April 16, 2003 at 11:00 a.m. (Eastern Daylight Time) to review first quarter 2003 financial results. The dial-in number is (973) 935-8506. A live audio webcast of the call will be available on www.jpmorganchase.com. Slides for the call will also be available on www.jpmorganchase.com. A telephone replay of the presentation will be available beginning at 1:30 p.m. (EDT) on April 16, 2003 and continuing through 6:00 p.m. (EDT) on April 23, 2003 at (973) 341-3080 pin #3803517. The replay also will be available on www.jpmorganchase.com. Additional detailed financial, statistical and business-related information is included in a financial supplement. The earnings release and the financial supplement are available on the JPMorgan Chase web site (www.jpmorganchase.com).

This press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase’s management and are subject to significant risks and uncertainties. These risks and uncertainties could cause our results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties are described in our 2002 Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (www.sec.gov), to which reference is hereby made.

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J.P. MORGAN CHASE & CO. CONSOLIDATED FINANCIAL HIGHLIGHTS — REPORTED BASIS (in millions, except per share and ratio and employee data)

					1QTR 2003
					Over (Under)
	1QTR		4QTR	1QTR
	2003		2002	2002	4Q 2002		1Q 2002

INCOME STATEMENT
REVENUE:
Investment Banking Fees	$616		$678	$755	(9)%		(18)%
Trading Revenue	1,232		585	1,299	111		(5)
Fees and Commissions	2,598		2,282	2,584	14		1
Private Equity — Realized Gains (Losses)	(4)		(45)	(10)	91		60
Private Equity — Unrealized Gains (Losses)	(217)		(23)	(228)	NM		5
Securities Gains	485		747	114	(35)		325
Other Revenue	481		290	157	66		206

Total Noninterest Revenue	5,191		4,514	4,671	15		11
Net Interest Income	3,215		2,981	2,927	8		10

Revenue before Provision for Credit Losses	8,406		7,495	7,598	12		11
Provision for Credit Losses	743		921	753	(19)		(1)

TOTAL NET REVENUE	7,663		6,574	6,845	17		12

EXPENSE:
Compensation Expense	3,174		3,032	2,823	5		12
Occupancy Expense	496		425	338	17		47
Technology and Communications Expense	637		635	665	—		(4)
Amortization of Intangibles	74		82	69	(10)		7
Other Expense	1,160		1,294	1,208	(10)		(4)
Surety Settlement and Litigation Reserve (a)	—		1,300	—	NM		NM
Merger and Restructuring Costs	—		393	255	NM		NM

TOTAL NONINTEREST EXPENSE	5,541		7,161	5,358	(23)		3

Income (Loss) before Income Tax Expense	2,122		(587)	1,487	NM		43
Income Tax Expense (Benefit)	722		(200)	505	NM		43

NET INCOME (LOSS)	$1,400		$(387)	$982	NM		43

PER COMMON SHARE
Net Income (Loss):
Basic	$0.69		$(0.20)	$0.49	NM		41%
Diluted	0.69		(0.20)	0.48	NM		44
Cash Dividends Declared	0.34		0.34	0.34	—%		—
Share Price at Period End	23.71		24.00	35.65	(1)		(33)
Book Value at Period End	20.73		20.66	20.16	—		3
COMMON SHARES OUTSTANDING
Average Common Shares:
Basic	1,999.8		1,990.0	1,978.2	—%		1%
Diluted	2,021.9		2,008.5	2,005.8	1		1
Common Shares at Period End	2,030.0		1,998.7	1,990.2	2		2
PERFORMANCE RATIOS (b)
Return on Average Assets	0.73%		NM	0.55%	NM		18	bp
Return on Average Common Equity	13.4		NM	9.7	NM		370
CAPITAL RATIOS
Tier I Capital Ratio	8.4%	(c)	8.2%	8.6%	20	bp	(20	)bp
Total Capital Ratio	12.1	(c)	12.0	12.5	10		(40)
Tier I Leverage Ratio	5.0	(c)	5.1	5.4	(10)		(40)
SELECTED BALANCE SHEET ITEMS
Net Loans	$212,256		$211,014	$209,541	1%		1%
Total Assets	755,156		758,800	712,508	—		6
Deposits	300,667		304,753	282,037	(1)		7
Long-Term Debt (d)	48,290		45,190	42,761	7		13
Common Stockholders’ Equity	42,075		41,297	40,122	2		5
Total Stockholders’ Equity	43,084		42,306	41,131	2		5
FULL-TIME EQUIVALENT EMPLOYEES	93,878		94,335	96,938	—		(3)

(a)		Represents a charge related to the settlement of the Enron surety litigation and the establishment of a reserve for certain material litigation, proceedings and investigations.

(b)		Quarterly ratios are based on annualized amounts.

(c)		Estimated

(d)		Includes Guaranteed Preferred Beneficial Interests in the Firm’s Junior Subordinated Deferrable Interest Debentures.

bp	—	Denotes basis points; 100 bp equals 1%

NM	—	Not meaningful

J.P. MORGAN CHASE & CO. RECONCILIATION OF QUARTERLY REPORTED TO OPERATING RESULTS (in millions, except per share data)

	FIRST QUARTER 2003

	REPORTED	CREDIT	SPECIAL		OPERATING
	BASIS (a)	CARD (b)	ITEMS (c)	RECLASSES	BASIS

INCOME STATEMENT
Revenue
Investment Banking Fees	$616	$—	$—	$—	$616
Trading Revenue (d)	1,232	—	—	683	1,915
Fees and Commissions	2,598	(169)	—	—	2,429
Private Equity — Gains (Losses)	(221)	—	—	—	(221)
Securities Gains	485	—	—	—	485
Other Revenue	481	(4)	—	—	477
Net Interest Income (d)	3,215	630	—	(683)	3,162

Total Revenue	8,406	457	—	—	8,863
Noninterest Expense
Compensation Expense (e)	3,174	—	—	—	3,174
Noncompensation Expense (e) (f)	2,367	—	—	—	2,367
Merger and Restructuring Costs	—	—	—	—	—

Total Noninterest Expense	5,541	—	—	—	5,541
Operating Margin	2,865	457	—	—	3,322
Credit Costs	743	457	—	—	1,200

Income before Income Tax Expense	2,122	—	—	—	2,122
Income Tax Expense	722	—	—	—	722

Net Income	$1,400	$—	$—	$—	$1,400

EARNINGS PER SHARE — DILUTED	$0.69	$—	$—	$—	$0.69

	FIRST QUARTER 2002

	REPORTED	CREDIT	SPECIAL		OPERATING
	BASIS(a)	CARD(b)	ITEMS(c)	RECLASSES	BASIS

INCOME STATEMENT
Revenue
Investment Banking Fees	$755	$—	$—	$—	$755
Trading Revenue (d)	1,299	—	—	421	1,720
Fees and Commissions	2,584	(91)	—	—	2,493
Private Equity — Gains (Losses)	(238)	—	—	—	(238)
Securities Gains	114	—	—	—	114
Other Revenue	157	(20)	—	—	137
Net Interest Income (d)	2,927	432	—	(421)	2,938

Total Revenue	7,598	321	—	—	7,919
Noninterest Expense
Compensation Expense (e)	2,823	—	—	—	2,823
Noncompensation Expense (e) (f)	2,280	—	—	—	2,280
Merger and Restructuring Costs	255	—	(255)	—	—

Total Noninterest Expense	5,358	—	(255)	—	5,103
Operating Margin	2,240	321	255	—	2,816
Credit Costs	753	321	—	—	1,074

Income before Income Tax Expense	1,487	—	255	—	1,742
Income Tax Expense	505	—	87	—	592

Net Income	$982	$—	$168	$—	$1,150

EARNINGS PER SHARE — DILUTED	$0.48	$—	$0.09	$—	$0.57

(a)	Represents condensed results as reported in JPMorgan Chase’s financial statements.

(b)	Represents the impact of credit card securitizations. For securitized receivables, amounts that normally would be reported as net interest income and as provision for credit losses are reported as noninterest revenue.

(c)	Includes merger and restructuring costs and other special items. There were no special items reported in the first quarter of 2003. The 2002 first quarter includes $255 million (pre-tax) of merger and restructuring costs. See page 9 for a reconciliation of the effect of special items on earnings per share.

(d)	On an operating basis, JPMorgan Chase reclassifies trading-related net interest income from Net Interest Income to Trading Revenue.

(e)	Includes severance and other related costs associated with expense containment programs implemented in 2002.

(f)	Includes Occupancy Expense, Technology and Communications Expense, Amortization of Intangibles and Other Expense.

J.P. MORGAN CHASE & CO. CONSOLIDATED FINANCIAL HIGHLIGHTS – OPERATING BASIS (in millions, except per share and ratio data)

				1QTR 2003
				Over (Under)
	1QTR	4QTR	1QTR
	2003	2002	2002	4Q 2002		1Q 2002

OPERATING INCOME STATEMENT (a)
OPERATING REVENUE:
Investment Banking Fees	$616	$678	$755	(9)%		(18)%
Trading-Related Revenue (Includes Trading NII)	1,915	1,253	1,720	53		11
Fees and Commissions	2,429	2,052	2,493	18		(3)
Private Equity – Realized Gains (Losses)	(4)	(45)	(10)	91		60
Private Equity – Unrealized Gains (Losses)	(217)	(23)	(228)	NM		5
Securities Gains	485	747	114	(35)		325
Other Revenue	477	303	137	57		248
Net Interest Income (Excludes Trading NII)	3,162	2,960	2,938	7		8

TOTAL OPERATING REVENUE	8,863	7,925	7,919	12		12
OPERATING EXPENSE:
Compensation Expense (b)	3,174	3,032	2,823	5		12
Noncompensation Expense (b) (c)	2,367	2,436	2,280	(3)		4

TOTAL OPERATING EXPENSE	5,541	5,468	5,103	1		9
Credit Costs	1,200	1,351	1,074	(11)		12

Operating Income before Income Tax Expense	2,122	1,106	1,742	92		22
Income Tax Expense	722	376	592	92		22

OPERATING EARNINGS	$1,400	$730	$1,150	92		22
Special Items	—	(1,117)	(168)	NM		NM

NET INCOME (LOSS)	$1,400	$(387)	$982	NM		43

OPERATING BASIS
Diluted Earnings per Share	$0.69	$0.36	$0.57	92		21
Shareholder Value Added	148	(551)	(59)	NM		NM
Return on Average Managed Assets (d)	0.70%	0.37%	0.63%	33	bp	7	bp
Return on Common Equity (d)	13.4	6.8	11.4	660		200
Common Dividend Payout Ratio	50	96	60	(4,600)		(1,000)
Compensation Expense as a % of Revenue	36	38	36	(200)		—
Noncompensation Expense as a % of Revenue	27	31	29	(400)		(200)
Overhead Ratio	63	69	64	(600)		(100)

(a)  See page 7 for a reconciliation of reported results to operating basis.

(b)  Includes severance and other related costs associated with expense containment programs implemented in 2002.
(c)  Includes Occupancy Expense, Technology and Communications Expense, Amortization of Intangibles and Other Expense.
(d)  Quarterly ratios are based on annualized amounts.

J.P. MORGAN CHASE & CO. LINES OF BUSINESS FINANCIAL HIGHLIGHTS SUMMARY (in millions, except per share and ratio data)

				1QTR 2003
				Over (Under)
	1QTR	4QTR	1QTR
	2003	2002	2002	4Q 2002		1Q 2002

OPERATING REVENUE
Investment Bank	$4,012	$3,311	$3,607	21%		11%
Treasury & Securities Services	966	962	968	—		—
Investment Management & Private Banking	652	663	773	(2)		(16)
Chase Financial Services	3,737	3,378	3,091	11		21
JPMorgan Partners	(290)	(95)	(321)	NM		10
Support Units and Corporate	(214)	(294)	(199)	27		(8)

OPERATING REVENUE (a)	$8,863	$7,925	$7,919	12		12

EARNINGS
Investment Bank	$932	$361	$764	158		22
Treasury & Securities Services	147	136	143	8		3
Investment Management & Private Banking	64	43	129	49		(50)
Chase Financial Services	704	496	508	42		39
JPMorgan Partners	(224)	(101)	(252)	NM		11
Support Units and Corporate	(223)	(205)	(142)	(9)		(57)

OPERATING EARNINGS (a)	1,400	730	1,150	92		22
Special Items (Net of Taxes):
Surety Settlement and Litigation Reserve	—	(858)	—	NM		NM
Merger and Restructuring Costs	—	(259)	(168)	NM		NM

NET INCOME (LOSS) (a)	$1,400	$(387)	$982	NM		43

EARNINGS PER SHARE — DILUTED
OPERATING EARNINGS (a)	$0.69	$0.36	$0.57	92		21
Special Items (Net of Taxes):
Surety Settlement and Litigation Reserve	—	(0.43)	—	NM		NM
Merger and Restructuring Costs	—	(0.13)	(0.09)	NM		NM

NET INCOME (LOSS) (a)	$0.69	$(0.20)	$0.48	NM		44

OPERATING RETURN ON COMMON EQUITY
Investment Bank	19.7%	7.6%	16.3%	1,210	bp	340	bp
Treasury & Securities Services	19.5	18.4	19.6	110		(10)
Investment Management & Private Banking	4.2	2.7	8.5	150		(430)
Chase Financial Services	27.5	18.9	20.2	860		730
OPERATING RETURN ON COMMON EQUITY (a)	13.4	6.8	11.4	660		200

(a)  Represents consolidated JPMorgan Chase.

J.P. MORGAN CHASE & CO
CONSOLIDATED BALANCE SHEET
(in millions)

				Mar 31, 2003
				Over (Under)

	Mar 31	Dec 31	Mar 31	Dec 31	Mar 31
	2003	2002	2002	2002	2002

ASSETS
Cash and Due from Banks	$22,229	$19,218	$22,637	16%	(2)%
Deposits with Banks	6,896	8,942	9,691	(23)	(29)
Federal Funds Sold and Securities Purchased under Resale Agreements	69,764	65,809	76,719	6	(9)
Securities Borrowed	39,188	34,143	40,880	15	(4)
Trading Assets:
Debt and Equity Instruments	146,783	165,199	144,992	(11)	1
Derivative Receivables	86,649	83,102	63,224	4	37
Securities	85,178	84,463	61,225	1	39
Loans (Net of Allowance for Loan Losses)	212,256	211,014	209,541	1	1
Private Equity Investments	8,170	8,228	8,553	(1)	(4)
Goodwill	8,122	8,096	8,055	—	1
Mortgage Servicing Rights	3,235	3,230	6,918	—	(53)
Other Intangibles:
Purchased Credit Card Relationships	1,205	1,269	1,508	(5)	(20)
All Other Intangibles	294	307	327	(4)	(10)
Other Assets	65,187	65,780	58,238	(1)	12

TOTAL ASSETS	$755,156	$758,800	$712,508	—	6

LIABILITIES
Deposits	$300,667	$304,753	$282,037	(1)	7
Federal Funds Purchased and Securities Sold under Repurchase Agreements	160,221	169,483	152,837	(5)	5
Commercial Paper	14,039	16,591	23,726	(15)	(41)
Other Borrowed Funds	12,848	8,946	16,968	44	(24)
Trading Liabilities:
Debt and Equity Instruments	64,427	66,864	71,141	(4)	(9)
Derivative Payables	64,804	66,227	44,997	(2)	44
Accounts Payable, Accrued Expenses and Other Liabilities (including the Allowance for Lending-Related Commitments)	46,776	38,440	36,910	22	27
Long-Term Debt	42,851	39,751	37,322	8	15
Guaranteed Preferred Beneficial Interests in the Firm’s Junior Subordinated Deferrable Interest Debentures	5,439	5,439	5,439	—	—

TOTAL LIABILITIES	712,072	716,494	671,377	(1)	6
STOCKHOLDERS’ EQUITY
Preferred Stock	1,009	1,009	1,009	—	—
Common Stock	2,032	2,024	2,016	—	1
Capital Surplus	12,477	13,222	12,783	(6)	(2)
Retained Earnings	26,538	25,851	27,278	3	(3)
Accumulated Other Comprehensive Income (Loss)	1,113	1,227	(909)	(9)	NM
Treasury Stock, at Cost	(85)	(1,027)	(1,046)	92	92

TOTAL STOCKHOLDERS’ EQUITY	43,084	42,306	41,131	2	5

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$755,156	$758,800	$712,508	—	6

J.P. MORGAN CHASE & CO
CREDIT-RELATED INFORMATION
(in millions, except ratios)

					Mar 31, 2003
					Over (Under)

	Mar 31		Dec 31	Mar 31	Dec 31		Mar 31
	2003		2002	2002	2002		2002

CREDIT EXPOSURE:
Commercial Loans	$88,446		$91,548	$101,752	(3)%		(13)%
Derivative Receivables (a)	86,649		83,102	63,224	4		37
Other Receivables (b)	108		108	—	—		NM

Total Commercial Credit-Related Assets	175,203		174,758	164,976	—		6
Lending-Related Commitments (c)	230,698		238,120	242,827	(3)		(5)

Total Commercial Credit Exposure (d)	405,901		412,878	407,803	(2)		—
Managed Consumer Loans (e) (f)	160,424		155,538	136,019	3		18

Total Credit Portfolio	$566,325		$568,416	$543,822	—		4

NET CHARGE-OFFS:
Commercial Loans	$292		$434	$320	(33)		(9)
Lending-Related Commitments	—		212	—	NM		NM

Total Commercial Credit Exposure	292		646	320	(55)		(9)
Managed Credit Card (e)	732		716	658	2		11
All Other Consumer	103		116	96	(11)		7

Total Managed Consumer Loans	835		832	754	—		11

Total Credit Portfolio	$1,127		$1,478	$1,074	(24)		5

NET CHARGE-OFF RATES — ANNUALIZED:
Total Commercial Loans	1.32%		1.88%	1.27%	(56	)bp	5	bp
Managed Credit Card	5.95		5.70	5.87	25		8
Total Credit Portfolio	0.95		1.22	0.90	(27)		5
NONPERFORMING ASSETS:
Commercial Loans	$3,286		$3,672	$2,359	(11)%		39%
Derivative Receivables (a)	277		289	1,285	(4)		(78)
Other Receivables (b)	108		108	—	—		NM
Consumer Loans	495		521	534	(5)		(7)
Assets Acquired in Loan Satisfactions	225		190	130	18		73

Total Credit Portfolio (g)	$4,391		$4,780	$4,308	(8)		2

SELECTED COUNTRY EXPOSURE
(in billions)
Brazil	$1.5	(h)	$2.1	$2.7	(29)		(44)
Venezuela	0.4	(h)	0.4	0.2	—		100

(a)	Includes $141 million of Enron-related surety receivables at March 31, 2003 and $125 million at December 31, 2002 that were the subject of settled litigation. Includes $1,130 million of Enron-related surety receivables and a letter of credit at March 31, 2002.

(b)	Represents the Enron-related letter of credit, which continues to be the subject of litigation and was classified in Other Assets. These receivables were classified in Derivative Receivables at March 31, 2002.

(c)	Includes unused advised lines of credit of $22 billion at March 31, 2003 and December 31, 2002, and $19 billion at March 31, 2002.

(d)	Credit exposure excludes risk participations and does not reflect the benefit of credit derivative hedges or liquid collateral held against derivatives contracts.

(e)	Includes securitized credit card receivables.

(f)	At March 31, 2003, excludes $978 million of accrued interest and fees on securitized credit card loans that was classified in Other Assets.

(g)	Nonperforming assets at March 31, 2003 have not been reduced for credit protection (single name credit default swaps and collateralized loan obligations) relating to nonperforming counterparties in amounts aggregating $50 million at March 31, 2003. Nonperforming assets exclude nonaccrual loans held for sale (“HFS”) of $58 million at March 31, 2003. HFS loans are carried at the lower of cost or market, and declines in value are recorded in Other Revenue.

(h)	Estimated